ARTICLES OF AMENDMENT

Kaiser Federal Financial Group, Inc.

(1)

Kaiser Federal Financial Group, Inc.

(2)  a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(3) The charter of the corporation is hereby amended as follows:

The articles of incorporation of the Corporation are hereby amended by removing Article 1 thereof and by substituting in lieu of said Article the following new Article 1:

ARTICLE 1. Name. The name of the corporation is Simplicity Bancorp, Inc. (herein the "Corporation").

These articles of amendment shall be effective at 7:00 a.m. on November 13, 2012.

This amendment of the charter of the corporation has been approved by

(4) The Board of Directors. No stockholder vote required.

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

(5)  /s/ Jeanne Thompson                                                                                     (5)  /s/ Dustin Luton
Secretary                                                                                                          President

(6)           Return address of filing party:
           Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Ave., NW Suite 780
Washington, DC 20015